                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ------------------------------


                                    FORM 8-K
                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                        ------------------------------



       Date of Report (date of earliest event reported):  April 30, 1998


                        ------------------------------



                              DELTEK SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                        ------------------------------




                  VIRGINIA                                  0-22001                            54-1252625
(State or other jurisdiction of incorporation)      (Commission File Number)      (I.R.S. Employer Identification No.)


                8280 GREENSBORO DRIVE, MCLEAN, VIRGINIA 22102
                   (Address of principal executive offices)

      Registrant's telephone number, including area code:  (703)-734-8606

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      Pursuant to the terms of the Asset Purchase Agreement dated February 25, 1998 (the "Agreement"), Deltek Systems, Inc. (the "Company") acquired certain assets from SalesKit Software Corporation ("SalesKit") for total consideration of approximately $6 million in cash and Warrants to purchase 130,000 shares of common stock (the "Transaction"). The assets acquired included tangible and intangible assets previously used in the business conducted by SalesKit, such as inventories, software and related documentation and contracts, office equipment, intellectual property and the like. The assets are expected to be utilized by the Company to support its long-term strategy of providing customer relationship, opportunity, management and project information capabilities to customers. A portion of the net proceeds of the Company's initial public offering completed in February 1997 was used for such cash payment. The Warrants are exercisable at any time prior to April 30, 2001, at an exercise price of $22 per share, subject to adjustment. The purchase price was determined based on arms-length negotiation. The acquisition will be accounted for as an asset purchase.

      There was no affiliation or relationship between the Company, its affiliates, officers or directors or associates of such persons and the Company or any of its officers, directors or stockholders prior to the execution of the Agreement.

      The above descriptions of the agreements entered into by the Company relating to the acquisition are not complete. Reference is made to the respective executed agreements, copies of which are filed as exhibits to this report and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statements

      The financial statements of Deltek Systems, Inc. and notes to financial statements and auditors report are incorporated herein by reference from the Company's Annual Report on Form 10-K (File No. 0-22001) for the year ended December 31, 1997 filed with the Securities and Exchange Commission on March 30, 1998.

      The financial statements of SalesKit Software Corporation ("SalesKit") and notes to financial statements and auditors report for the year ended December 31, 1997, are submitted herewith in connection with the Company's acquisition of certain assets of SalesKit.

                       [ARTHUR ANDERSEN LLP LETTERHEAD]


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
SalesKit Software Corporation:


We have audited the accompanying balance sheet of SalesKit Software Corporation (a Missouri corporation) as of December 31, 1997, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SalesKit Software Corporation as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ ARTHUR ANDERSEN LLP

St. Louis, Missouri
  April 30, 1998

                          SALESKIT SOFTWARE CORPORATION


                      BALANCE SHEET AS OF DECEMBER 31, 1997



                                     ASSETS

Current assets:
  Cash                                                                  $     13,333
  Accounts receivable                                                        177,131
  Other                                                                       26,944
                                                                        ------------
      Total current assets                                                   217,408

Property and equipment, net                                                  281,643

Other assets                                                                  24,081

            Total assets                                                $    523,132
                                                                        ============


                            LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Notes payable to banks                                                $  2,710,000
  Notes payable to investors                                               8,058,868
  Current portion of capital lease obligations                               154,906
  Accounts payable and accrued liabilities                                   911,591
  Accrued interest on notes payable                                           10,417
  Deferred revenues                                                          351,354
                                                                        ------------
      Total current liabilities                                           12,197,136
Capital lease obligations, less current portion                                1,758
Notes payable to investors                                                   369,522
                                                                        ------------
      Total liabilities                                                   12,568,416

Stockholders' deficit:
  Common stock, $.10 par value, 25,000,000 shares authorized,
     5,711,915 shares issued and outstanding                                 571,192
  Preferred stock, $.10 par value, 1,000,000 shares authorized,
     0 shares issued and outstanding                                               -
  Additional paid-in capital                                              13,024,847
  Accumulated deficit                                                    (25,641,323)
                                                                        ------------
      Total stockholders' deficit                                        (12,045,284)

            Total liabilities and stockholders' deficit                 $    523,132
                                                                        ============





        The accompanying notes are an integral part of this statement.

                              SALESKIT SOFTWARE CORPORATION


                                 STATEMENT OF OPERATIONS

                          FOR THE YEAR ENDED DECEMBER 31, 1997




Revenues                                             $   896,937

Cost of revenues                                         624,697
                                                     -----------

Gross profit                                             272,240
                                                     -----------

Operating expenses:
  Product development                                  1,714,908
  Sales and marketing                                  1,039,955
  General and administrative                           1,496,557
                                                     -----------

      Total operating expenses                         4,251,420
                                                     -----------

      Loss from operations                            (3,979,180)

Interest expense, net                                 (1,425,926)
                                                     -----------

      Net loss                                       $(5,405,106)
                                                     ===========






         The accompanying notes are an integral part of this statement.

                          SALESKIT SOFTWARE CORPORATION


                       STATEMENT OF STOCKHOLDERS' DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 1997





                                                   Common Stock                Additional                                 Total
                                          ------------------------------        Paid-In           Accumulated          Stockholders'
                                             Shares             Amount          Capital             Deficit              Deficit
                                          -----------      ------------       ------------       ------------        --------------
Balances, December 31, 1996                3,644,475       $    364,448       $ 11,548,084       $(20,236,217)       $ (8,323,685)

  Issuance of common stock                    97,826              9,783             57,881               -                 67,664
  Conversion of stockholder notes
    to common stock                           64,040              6,404            121,676               -                128,080
  Conversion of accrued interest
    to common stock                        1,905,574            190,557          1,297,206               -              1,487,763
  Net loss                                      -                  -                  -            (5,405,106)         (5,405,106)
                                        ------------       ------------       ------------       ------------        ------------


Balances, December 31, 1997                5,711,915       $    571,192       $ 13,024,847       $(25,641,323)       $(12,045,284)
                                        ============       ============       ============       ============        ============









         The accompanying notes are an integral part of this statement.

                          SALESKIT SOFTWARE CORPORATION


                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


Cash used in operating activities:
  Net loss                                                                          $(5,405,106)
  Adjustments to reconcile net loss to net cash used in operating activities-
    Depreciation and amortization                                                       239,618
    Loss on disposition of assets                                                        25,263
    Interest on convertible notes                                                     1,487,763
  Changes in operating assets and liabilities-
    Accounts receivable                                                                  45,220
    Other assets                                                                        (15,611)
    Accounts payable and accrued liabilities                                           (206,118)
    Accrued interest on notes payable                                                  (444,023)
    Unearned revenues                                                                   351,354
                                                                                    -----------
         Net cash used in operating activities                                       (3,921,640)
                                                                                    -----------

Cash used in investing activities-purchases of property and equipment                  (104,728)
                                                                                    -----------

Cash flows from financing activities:
  Proceeds from line of credit                                                           60,000
  Proceeds from issuance of notes payable to investors                                4,181,124
  Proceeds from issuance of common stock                                                 67,664
  Repayments of notes payable to investors                                              (10,000)
  Repayments of capital lease obligations                                              (264,339)
                                                                                    -----------
         Net cash provided by financing activities                                    4,034,449
                                                                                    -----------

         Net increase in cash                                                             8,081

Cash, beginning of year                                                                   5,252
                                                                                    -----------

Cash, end of year                                                                   $    13,333
                                                                                    ===========

Supplemental cash flow information:
  Cash paid:
    Cash paid during the year for interest                                          $   361,461
  Noncash investing and financing activities:
    Exchange of notes payable to investors into common stock                        $   128,080
    Exchange of interest payable to investors into common stock                     $ 1,487,763



             The accompanying notes are an integral part of this statement.

                          SALESKIT SOFTWARE CORPORATION


                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


1.    BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS DESCRIPTION

SalesKit Software Corporation ("the Company") is a provider of enterprise-wide sales and marketing information software. The Company designs, develops, markets, implements and supports the SalesKit OPEN software suite of applications which automates distributed computing environments, especially field sales and field service. The Company's products are based on a foundation of Microsoft-centric tools and technology and are constructed within an object-oriented, data-driven architecture. The Company targets medium-to-large sized organizations through both a direct sales force and vertically focused value-added resellers. In addition to software licensing, the Company provides services for its customers in the areas of business consulting, requirements mapping, implementation, consulting, training, data center operations and customer help desk. The company is headquartered in St. Louis, Missouri.

REVENUE RECOGNITION

Revenues, consisting of software license fees and service revenues, are recognized in accordance with Statement of Position No. 97-2, Software Revenue Recognition. Software license fees are recognized upon the execution of a license agreement, the delivery of the software to the customer, probable collection of the receivable, and satisfaction of all significant vendor obligations. Service revenues result from consulting rendered during the customization and implementation of software for the customer, as well as from maintenance and data center support services. These revenues are recognized as services are performed. Maintenance revenues are recognized ratably over the term of the maintenance contract, which is typically one year.

COST OF REVENUES

Cost of revenues represents expenses to customize and install the Company's software and are expensed as incurred.

PRODUCT DEVELOPMENT COSTS

Product development costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility in the form of a working model has been established. To date, the Company's software development has been completed concurrent with the establishment of technological feasibility, and accordingly, no costs have been capitalized.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is recorded using a straight-line basis over the estimated useful lives of the assets which is generally three to five years. Amortization of equipment under capital leases is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful life of the related asset.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The Company is required to adjust its deferred tax liabilities in the period when tax rates or the provisions of the income tax laws change. Valuation allowances are established and adjusted by management when necessary to reduce deferred tax assets to the amounts expected to be realized.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of certain of the Company's financial instruments including cash, accounts receivable, employee receivables, accounts payable and accrued liabilities approximates fair value due to their short maturities. Based on market rates for loans with similar terms, the carrying value of its notes payable and capital lease obligations approximates fair value.

BUSINESS RISKS AND CREDIT CONCENTRATION

All of the Company's revenues have been attributed to SalesKit OPEN, which is the first of the Company's software products to deploy and which could serve as a foundation for other applications. Any factor adversely affecting the pricing of or demand for the SalesKit OPEN product could have a material adverse affect on the Company's business, financial condition or results of operations.

The Company markets and sells its products to a broad geographic and demographic base of customers and does not require collateral as the majority of the Company's customers are large, well established companies. At December 31, 1997, one customer accounted for 58% of accounts receivable.

2.    OPERATING LOSSES AND LIQUIDITY

During 1997, the Company continued to suffer operating losses and negative cash flows due to the expected demand for the Company's product not materializing. To fund operations during 1997, the Company collected $240,000 from the remainder of a debt offering initiated in 1996, initiated two debt offerings for $1.5 million and $2.5 million of subordinated convertible notes, obtained a bank line of credit for $385,000, and obtained a subordinated, convertible note from a current investor for $400,000. The $1.5 million debt offering raised $839,500 before the offering was terminated in May, 1997. The $2.5 million debt offering, which began in May, 1997, was closed in November, 1997, when it had raised $2,375,102. In October, 1997, management realized that the company would need to be acquired by a complementary technology company as market forces were dictating that a stand-alone sales force automation product would not be successful. Development costs to expand the product line would be prohibitive. Incorporation into a larger suite of applications was necessary and given the closing window of opportunity and lack of funding, the Company began searching for an acquiror. During February 1998, a purchase agreement was signed with Deltek Systems, Inc. (See Note 11).

After closing the $2.5 million offering, further funding was needed to offset operating losses. An intercreditor agreement, which subordinated all existing investor owned debt to new investments, was signed by all investors holding debt in the company. All new investments would be protected dollar-for-dollar out of any acquisition proceeds. Also, a matching dollar of previous debt held by that investor would also be protected first out of any acquisition proceeds. The new offering was limited to $1 million and began on November 10,

1997. As of December 31, 1997, it had raised $369,522. Through April 30, 1998, an additional $590,000 has been raised.

3.    PROPERTY AND EQUIPMENT

Property and equipment are as follows at December 31, 1997:

              Computers and other equipment                        $   888,843
              Furniture and fixtures                                   144,026
                                                                   -----------
                                                                     1,032,869
              Less accumulated depreciation and amortization          (751,226)

                                                                   $   281,643
                                                                   ===========

At December 31, 1997, computer equipment and furniture in the amount of $628,467 and $100,841, respectively, with accumulated depreciation of $524,585 and $57,569, respectively, were capitalized under equipment lease arrangements.

4.    NOTES PAYABLE TO STOCKHOLDERS, BANKS AND LINES OF CREDIT

Notes payable consist of the following at December 31, 1997:

  Promissory notes issued to investors between June and December, 1995                     $   767,048
  Promissory note issued to an investor                                                        100,000
  Subordinated convertible notes                                                             7,364,274
  Note payable issued to a corporation controlled by a Director                                 52,523
  Two demand notes issued to a Director and officer                                            144,545
  Lines of credit obtained from two banks                                                    2,710,000
                                                                                           -----------

  Total notes payable to stockholders, banks and lines of credit                           $11,138,390
                                                                                           ===========

The Company issued promissory notes between June and December, 1995, for $2,885,501 to various investors which bear interest at 9% and matured between June 5, 1997, and December 26, 1997. These notes remain unpaid and are currently due. In addition to the notes, investors received Series 95-B stock warrants for 721,381 shares of common stock exercisable at $4 per share that expire 5 years from the issue date. During January, 1996, the Company offered investors the opportunity to convert the notes to common shares at $2 per share. The related warrants were to be cancelled as part of the conversion. In 1997, notes for approximately $.128 million were converted to common stock and approximately 32,000 related warrants were cancelled. The notes and related warrants are convertible into shares of common stock at $4 per share effective January 25, 1996. At December 31, 1997, 191,739 related warrants were outstanding. Interest on the exchanged notes was paid in common shares at $2 per share at December 31, 1997.

The Company issued a promissory note to an investor on December 29, 1994, for $100,000 which bears interest at 1/2% over prime and matured December 31, 1996. This note remains unpaid and is currently due. In addition to the note, the investor received a Series 95-A stock warrant for 25,000 shares of common stock that expires one year after the debt is repaid. The warrant was initially exercisable at $4, but the exercise price reduces by 5 cents for each full month the debt is outstanding. The minimum exercise price is fixed at the common stock par value. Interest on the note was paid in common shares at December 31, 1997.

The Company issued subordinated convertible notes to various investors for $6,994,752 bear interest at 20% and matured on December 31, 1997. These notes remain unpaid and are currently due. Investors may convert the notes into common shares and any conversion must be accompanied by conversion of the outstanding interest. The notes were initially convertible at $2 per share, but the exercise price is reduced monthly by 20 cents at the beginning of each month starting January 1, 1997. The minimum conversion price is fixed at 80 cents per share. In addition to the notes, investors received Series 96-A stock warrants for 477,475 shares of common stock exercisable at $2 per share that expire on December 31, 2001. Interest was paid in common shares at the company's discretion at December 31, 1997.

The Company issued subordinated convertible promissory notes to various investors for $369,522 bear interest at 20% and mature on December 31, 1999. Investors may convert the notes into common shares and any conversion must be accompanied by conversion of the outstanding interest. The notes are convertible to common shares at $.50 per share. Interest was paid in common shares at the company's discretion at December 31, 1997.

The Company issued a note payable on February 1, 1994, for $76,160 to a corporation controlled by a Director bearing interest at 7% matured on January 31, 1997. The Company made 12 of the 36 payments required under the loan provisions, and the note has not yet been renewed. The principal balance at December 31, 1997, is $52,523. This note remains unpaid and is currently due. Accrued interest at December 31, 1997, is $10,417.

The Company issued two demand notes to a Director and officer on January 1, 1995 and April 1, 1996 for $157,500 and $57,045, respectively, bearing interest at 1/2% over prime matured in October, 1997. Principal payments of $10,000 and accrued interest are paid quarterly. Aggregate principal balances at December 31, 1997, are $145,545. These notes remain unpaid and are currently due. There is no accrued interest at December 31, 1997.

The Company entered into lines of credit from January, 1994 to 1995 for $2,350,000 with two banks which bear interest between 1/2% and 1 1/2% over prime and mature between January 30, 1998 and March 13, 1998. During September, 1996, a line of credit was entered into for $300,000 with the same bank which bears interest between 1/2% and 1 1/2% over prime and matures on March 1, 1998. The notes are secured by guarantees from ten investors. As consideration for $2,350,000 of the guarantees provided, these investors received Series 95-A stock warrants to purchase 587,500 common shares. The warrants were initially exercisable at $4, but the exercise price reduces by 5 cents for each full month the debt is outstanding. The minimum exercise price is fixed at the common stock par value. The warrants expire at the earlier of one year after loan repayment or release by the bank of the guarantees. Interest is paid monthly and accrued interest at December 31, 1997 is $24,055. At December 31, 1997, the interest rate is 9%.

A line of credit agreement was entered into with a bank on April 1, 1997, which provided the Company the ability to borrow up to 75% of eligible accounts receivable. The line of credit agreement provides the bank with a security interest in the Company's accounts receivable, inventions, intangible assets and trademarks. The line of credit bears interest at 1/2% over prime and matures January 1, 1998. A Director of the Company provided a guaranty for the line of credit. As payment for the guarantee, the Director receives a fee payable in common shares at $.50 per share equal to 2% of each receivable approved by the creditor. During 1997, 35,226 common shares were issued in payment of the guaranty fee. The principal balance at December 31, 1997, is $60,000 and the interest rate is 9%.

5.     DEFERRED REVENUE

The Company had deferred revenue of $351,354 as of December 31, 1997, attributable to the sales of licenses and consulting services related the sales of SalesKit OPEN software. The revenue related to SalesKit OPEN will be recognized upon the expiration of the refund period, which occurs from September, 1998 through December, 1998.

6.    INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are presented below:

           Net operating loss carryforward       $ 5,734,081
           Valuation allowance                    (5,734,081)

                 Net deferred tax assets         $     -
                                                 ===========

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. At such time as it is determined that it is more likely than not that deferred tax assets are realizable, the valuation allowance will be reduced.

The Company's effective tax rate at December 31, 1997, differs from the statutory federal income tax rate as shown in the following schedule:

           Income tax (benefit) provision at statutory rate      (34)%
           Net operating loss not benefited                       34 %
                                                                  --

           Effective tax rate                                      - %
                                                                  ==

As of December 31, 1997, the Company had approximately $16.8 million of net operating loss carryforwards for federal and state purposes to offset future taxable income. These federal and state carryforwards expire in the years 2010 through 2012. The Company's ability to recognize these carryforwards may be limited as a result of future changes in ownership, as defined by tax law.

7.    EMPLOYEE BENEFIT PLANS

The Company maintains a 401(k) plan which covers substantially all employees. Each eligible employee may elect to contribute up to 15% of their annual compensation, subject to current statutory limits. The Company, at the discretion of the Board of Directors, may make matching contributions to the Plan. No matching contributions have been made through December 31, 1997.

The Company maintains a benefit plan covering substantially all employees. Under the Plan, the Company allows employees to pay health and dental insurance costs on a pre-tax basis. The coverage is elective, and the Company bears one-half of the health and dental premium options chosen by employees. The Company also provides long-term disability coverage and pays all premiums.

8.    STOCKHOLDERS' DEFICIT

AUTHORIZED COMMON STOCK

In November, 1997, the Board of Directors approved an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of common stock to 25 million shares.

STOCK ISSUED

During 1997, the Company issued 2,067,440 shares of common stock which includes the conversion of stockholders notes and accrued interest.

CONVERSION OF INVESTOR LOANS INTO COMMON STOCK

During January, 1996, the Company offered investors the opportunity to convert promissory notes issued between June and December, 1995, to common shares at $2 per share. The related Series 95-B warrants were to be cancelled as part of the conversion. In 1997, notes for approximately $128,000 were converted to common stock and approximately 32,000 related warrants were cancelled.

STOCK OPTION PLANS

During 1996, the Financial Accounting Standards Board issued Statement No. 123 (SFAS 123) "Accounting for Stock-Based Compensation," which establishes a fair value based method of accounting for stock-based compensation plans and requires additional disclosures for those companies who elect not to adopt the new method of accounting. The Company intends to account for employee stock options under APB Opinion No. 25, "Accounting for Stock Issued to Employees," and accordingly, has adopted the disclosure-only provisions of SFAS 123.

The Company maintains two nonstatutory stock option plans that provide certain officers, directors and key employees options to purchase shares of the Company's common stock. The number of options granted and the option price per share are determined by the Board of Directors. The options expire five to ten years from the date of grant and vest over two to four years. The Board has reserved 400,000 shares of stock under the 1994 Non-Qualified Stock Option Plan For Executive Officers and Directors, and 500,000 shares under the 1992 Non-Qualified Stock Option Plan for key employees. On July 23, 1997, the Board of Directors increased the shares reserved for issuance under the option plans to 1,150,000 and 750,000 for the 1994 Plan and the 1992 Plan, respectively. On June 12, 1997, the exercise price of a portion of the outstanding options was reduced to $.50 per share.

On June 5, 1997, three management team members were each granted stock options of 250,000 shares under the 1994 Non-Qualified Stock Option Plan For Officers and Directors with an exercise price of $.10 per share. These options provide for 25% quarterly vesting and expire 10 years from date of grant. Compensation expense in the amount of $300,000 was recorded for these options in accordance with the provisions of APB 25. Options to purchase 249,000 shares were granted under the 1992 Non-Qualified Stock Option Plan to other employees on the same date with an exercise price of $.50 per share. Also, the options of a former management member and a former employee were extended for a five year period.

The Company has adopted the disclosure-only provisions of SFAS 123. Accordingly, no compensation cost has been recognized for the stock option plans under SFAS
123. Had compensation costs for the Company's two stock option plans been determined based on the fair value at the grant date for awards in 1997 consistent with the provisions of this statement, there would be no impact on the Company's net loss from operations.

The fair value of each option granted is estimated on the date of grant using the fair value of the Company divided by the total number of shares of stock and options outstanding as of December 31, 1997. The fair value of the Company is based upon the selling price as stated in the Purchase Agreement (see Note 11).

A summary of the combined activity and balances for the Company's stock options for the two plans as of December 31, 1997, and changes during the year ended on that date are as follows:

                                                                             Wtd. Avg.
                                                                             Exercise
                                                                  Shares      Price
                                                                  -------   ---------
Options outstanding, beginning of year                            395,000     $ 3.35

Options granted                                                 1,033,500     $  .21

Options exercised                                                    (100)    $  .73

Options canceled                                                 (130,500)    $ 2.76
                                                                ---------     ------

Options outstanding, end of year                                1,297,900     $  .74
                                                                ==========    ======

Options exercisable at year-end                                   974,047     $  .74

Weighted average fair value of options granted during the year  $     -



The following table summarizes information about stock options outstanding at December 31,1997:


                                       OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                            --------------------------------------  --------------------------

                                            WTD. AVG.
                              NUMBER        REMAINING    WTD. AVG.    NUMBER       WTD. AVG.
                            OUTSTANDING    CONTRACTUAL   EXERCISE    EXERCISE    EXERCISABLE
RANGE OF EXERCISE PRICES    AT 12/31/97       LIFE        PRICE     AT 12/31/97     PRICE
------------------------   ------------   ------------  ---------  ------------  -------------
    $  .10 to $  .50         1,290,400    17.55 months    $  .69      966,547         $  .74
    $ 9.00                       7,500    18.68 months    $ 9.00        7,500         $ 9.00

9.    RELATED PARTY TRANSACTIONS

The Company currently leases computer equipment from a company formerly controlled by a director. Payments on the leases totaled $303,996 for the year ended December 31, 1997.

The Company incurred consulting services from a director of $62,500 in 1997.

The Company has notes payable to two banks guaranteed by investors of $2,710,000 (See Note 4). Also, a Director and Officer of a bank that issued $2.46 million of the loans is an investor in the Company.

The Company has an investor that is the insurance agent for the Company's health, dental, disability and life insurance provided to employees. Payments to insurance companies represented by the insurance agent net of employee reimbursements totaled $67,220 for the year ended December 31, 1997.

10.   CONTINGENCIES AND COMMITMENTS

LEASES

The Company leases certain computer equipment, office equipment and office space under capital and operating lease arrangements. Minimum, noncancelable lease payments due under these leases are as follows at December 31, 1997:

                                                                  Operating Leases
                                                      Capital  ---------------------
                                                      Leases    Equipment    Office
                                                      -------  -----------  --------
      1998                                           $170,873     $12,957   $ 95,125
      1999                                              1,873       3,420        -
                                                    ---------     -------   --------
                                                      172,746     $16,377   $ 95,125
                                                                  =======   ========
      Less - amount representing interest              16,082
                                                     --------

      Present value of net minimum lease payments   $ 156,664
                                                    =========

      Long-term obligations                           $ 1,758
                                                     ========

Total rent expense for all operating leases was $208,029 for the year ended December 31, 1997.

11.   SUBSEQUENT EVENTS

On February 26, 1998, a purchase agreement was signed with Deltek Systems, Inc. ("Deltek") of McLean, VA whereby substantially all of the assets of the Company would be acquired by Deltek. According to the terms of the agreement, $500,000 would be paid immediately to the Company as a downpayment, an additional $5,054,000 will be paid on the closing date of April 30, 1998, and 130,000 options on Deltek stock will be issued to various investors. The options have a strike price of $22 per share and expire after 3 years. An additional $500,000 will be placed in escrow to indemnify Deltek against possible customer refunds. Upon contract acceptance by these customers, which may occur at various times from September, 1998 through December, 1998, these funds will be released to the Company for liquidation distributions to its investors.

In April, 1998, the Board of Directors approved a plan for the distribution of the sale proceeds. The initial liquidation distributions to investors are scheduled to be paid in May, 1998.

      (b)   Pro Forma Financial Information

      The following unaudited financial statements (the "Pro Forma Financial Statements") are based on the historical audited financial statements of Deltek (incorporated herein by reference as noted above) and on the historical audited financial statements of SalesKit included in this report. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with such audited financial statements and notes thereto noted above.

      The unaudited pro forma financial statements of operations for the year ended December 31, 1997 give effect to the Transaction as if it had occurred on January 1, 1997. The unaudited pro forma balance sheet as of December 31, 1997 has been prepared as if the Transaction had occurred on that date. The Unaudited Pro Forma Financial Statements are not intended to be indicative of either future results of operations or results that might have been achieved, and do not give effect to the net cost savings expected to be achieved by Deltek based on the negotiations of the purchase agreement. For example, Deltek has discontinued future sales of the SalesKit products and will only service the existing seven customers of SalesKit, and did not accept a majority of SalesKit's debt obligations. Further, the pro formas do not reflect expected lower payroll costs.

      The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable. The Transaction will be accounted for on the purchase method of accounting. In the Pro Forma Financial Statements, the total purchase price of the tangible and intangible assets and liabilities acquired is allocated based upon estimates of their fair value. The Adjustments included in the unaudited Pro Forma Financial Statements represent the Company's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Pro Forma Financial Statements.

                            PROFORMA BALANCE SHEET


BALANCE SHEET

                                   DELTEK SYSTEMS,       SALESKIT SOFTWARE
                                        INC.                CORPORATION                            PROFORMA
                                     YEAR ENDED             YEAR ENDED           ADJUST-         BALANCE SHEET
ASSETS                                12/31/97               12/31/97           MENTS (5)          12/31/97
------                                --------              -----------         ---------          --------
Cash                               $        10,272          $         13     $    (6,153)        $       4,132
Marketable securities                       14,949                    --               --               14,949
Accounts receivable                          8,825                   177            (177)                8,825
Inventories                                     95                    --               --                   95
Deferred income taxes                        1,992                                  2,724                4,716
Prepaid expenses and other
  current assets                             1,267                    27             (27)                1,267
                                  ----------------          ------------     ------------        -------------
Total current assets                        37,400                   217          (3,633)               33,984
                                  ----------------          ------------     ------------        -------------


Property & equipment, net                    2,635                   282               --                2,917
Capitalized software development
  costs, net                                 2,579                    --               --                2,579
Intangible assets from Saleskit                 --                    --              580                  580
Other assets                                   110                    24             (24)                  110
                                  ----------------          ------------     ------------        -------------
Total assets                      $         42,724          $        523     $    (3,077)        $      40,170
                                  ----------------          ------------     ------------        -------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------
Notes payable to banks            $             --          $      2,710     $    (2,710)        $          --
Notes payable to investors                      --                 8,059          (8,059)                   --
Current portion of capitalized
  lease obligations                             --                   155               --                  155

Accounts payable and accrued
  expenses                                   4,043                   912            (912)                4,043
Accrued interest on notes payable               --                    10             (10)                   --
Dividends payable                              400                    --               --                  400
Income taxes payable                           573                    --               --                  573
Deferred income taxes payable                2,177                    --               --                2,177
Deferred revenues                           10,779                   351               --               11,130
                                  ----------------          ------------     ------------        -------------
Total current liabilities                   17,972                12,197         (11,691)               18,478
                                  ----------------          ------------     ------------        -------------

Capitalized lease obligations                   --                     2               --                    2
Notes payable to investors                      --                   369            (369)                   --
                                  ----------------          ------------     ------------        -------------

Total liabilities                 $         17,972          $     12,568     $   (12,060)        $      18,480
                                  ----------------          ------------     ------------        -------------

Stockholders' equity (deficit):
Common stock                      $             17          $        571     $      (571)        $          17
Preferred stock                                 --                    --               --                   --
Additional paid-in capital                  17,924                13,025         (12,093)               18,856
Retained earnings (Accumulated
  deficit)                                   7,263              (25,641)           21,647                3,269
Less unearned compensation                   (452)                    --               --                (452)
                                  ----------------          ------------     ------------        -------------
Total stockholders' equity                  24,752              (12,045)            8,983               21,690
                                  ----------------          ------------     ------------        -------------
Total liabilities and
  stockholders' equity            $         42,724          $        523     $    (3,077)        $      40,170
                                  ----------------          ------------     ------------        -------------

                           PROFORMA INCOME STATEMENT


INCOME STATEMENT

                                                                                      PRO FORMA
                                                                                       INCOME
                                                      SALESKIT SOFTWARE               STATEMENT
                                 DELTEK SYSTEMS, INC.    CORPORATION                    YEAR
                                    YEAR ENDED           YEAR ENDED       ADJUST-       ENDED
                                     12/31/97             12/31/97         MENTS       12/31/97
                                     --------             --------         -----       --------

License fees                     $         17,415      $         897                 $   18,312
Services                                   29,316                 --                     29,316
Third-party equipment and
  software                                  2,051                 --                      2,051
                                 ----------------      -------------                 ----------

Total revenues                   $         48,782                897                 $   49,679
                                 ----------------      -------------                 ----------

Cost of software                            1,764                625       116   (1)      2,505
Cost of services                           11,980                 --                     11,980
Cost of third-party equipment
  and software                              1,690                 --                      1,690
Software development                        9,539              1,715                     11,254
Sales and marketing                         4,767              1,040                      5,807
General and administrative                  2,522              1,497                      4,019
Acquisition costs                             320                --         --              320
                                 ----------------      -------------  --------       ----------

Total operating expenses                   32,582              4,877       116           37,575
                                 ----------------      -------------  --------       ----------
Income from operations                     16,200            (3,980)     (116)           12,104
Interest income                               746                        (603)   (2)        143
Interest expense                               --            (1,426)     1,426   (3)         --
                                 ----------------      -------------  --------       ----------
Income before income taxes                 16,946            (5,406)       707           12,247
Provision for income taxes
  (benefit)                                 5,634                --    (1,880)   (4)      3,754
                                 ----------------      -------------  --------       ----------
Net income                                 11,312            (5,406)     2,587            8,493
                                 ----------------      -------------  --------       ----------

Proforma statement of
operations:
Income before income taxes       $         16,946      $     (5,406)       707       $   12,247
Provision for income taxes
  (benefit)                                 6,516                --    (1,880)   (4)      4,636
                                 ----------------      -------------  --------       ----------
Net income                       $         10,430      $     (5,406)  $  2,587       $    7,611
                                 ----------------      -------------  --------       ----------

Weighted average shares
  outstanding                              16,699                --         --           16,699

Weighted shares outstanding,
  including dilutive effect
  of stock options and warrants            17,177                --         --           17,177

Pro forma basic net income
  per share                                 $0.62                                         $0.46

Pro forma diluted net income
  per share                                 $0.61                                         $0.44



NOTES TO PRO FORMA FINANCIAL STATEMENTS

(1) The Cost of software has been adjusted to reflect the amortization of $580,000 over a five year period, resulting in an amortization expense of $116,000.

(2) Interest income has been reduced by $363,000 to reflect the reduction of investment balances for the $6,054,000 cash purchase price at a 6% rate. An additional reduction of $240,000 was made for the assumption that Deltek would have funded the pro forma $4,000,000 losses from SalesKit by utilizing cash from operations.

(3) The interest expense reduction reflects the elimination of the SalesKit Software Corporation debt obligations.

(4)   The tax provision reflects income taxes at a statutory rate of 40%.

(5) The balance sheet pro forma adjustments reflect reductions for the assets and liabilities of SalesKit that Deltek did not acquire in the transaction. The common stock and paid in capital of SalesKit were eliminated, and the $932,000 value of the stock warrants that were issued in the transaction is reflected as an increase to paid in capital. The retained earnings adjustments reflect the charge to in-process research and development costs of approximately $6.8 million before deferred income tax benefits.

      (c)   Exhibits

      The following exhibits are filed herewith:

      2.1 Asset Purchase Agreement dated February 25, 1998 between the Company and SalesKit.

      4.2   Warrant to Purchase Common Stock issued to SalesKit.

      10.13 Escrow Agreement dated February 25, 1998.

      27    Financial Data Schedule

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          Deltek Systems, Inc.
                                          (Registrant)


Dated:  May 12, 1998                      By:   /s/ Alan R. Stewart
                                                -------------------
                                                Alan R. Stewart,
                                                Chief Financial Officer